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                                                                    Exhibit 2(b)


                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          LIQUID INSTITUTIONAL RESERVES

         The undersigned, being Vice President and Secretary of Liquid Institutional Reserves, hereby certifies that the Trustees of the Trust duly adopted a resolution, which amended the Amended and Restated By-Laws of the Trust (the "By-Laws") in the manner provided in the By-Laws, at a meeting held on September 20, 2001, as follows:

                  Retirement Policy:
                  ------------------

                  The By-Laws were amended by adding the following as Article III, Section 7:

                  Section 7. Retirement of Trustees.
                  ----------------------------------

                  Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.

Dated: December 21, 2001
                                          By:   /s/ Amy R. Doberman
                                             -------------------------
                                          Name:    Amy R. Doberman
                                          Title:   Vice President and Secretary



New York, New York (ss)

On this 21st day of December, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                         /s/ Victoria Drake
                                                     --------------------------
                                                         Notary Public